EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated September 27, 2013, on the consolidated financial statements of GelTech Solutions, Inc. for the years ended June 30, 2013 and 2012, included herein on the registration statement of GelTech Solutions, Inc. on Post-Effective Amendment No. 3 of Form S-1 (Registration Statement No.333-178911), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 31, 2013